Exhibit 99.1

Crdentia Corp.
Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements present financial information of Crdentia Corp. (the “Company”) giving effect to the sale of the Company’s Detroit, Michigan operations.  The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 present the consolidated results of operations of the Company, assuming the sale occurred on January 1, 2007 and January 1, 2006, respectively.  The unaudited pro forma consolidated balance sheet as of March 31, 2007 presents the consolidated financial position of the Company, assuming the sale had been completed on March 31, 2007.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the sales described above.  The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing.  However, actual adjustments may differ materially from the information presented in future filings.

The unaudited pro forma consolidated financial statements presented are for informational purposes only.  They are not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor are they intended to be indicative of future results of operations or financial positions.  The unaudited pro forma consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006.

Crdentia Corp.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	at March 31, 2007
	Crdentia	Pro Forma
	Corp.	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$316,479	$300,000	(a)	$616,479
Accounts receivable	5,562,352	(543,068	)(d)	5,019,284
Other current assets	1,236,814	(6,684	)(d)	1,219,622
		(10,508	)(c)
Total current assets	7,115,645	(260,260)		6,855,385

Property and equipment, net	453,173	(39,130	)(c)	414,043
Goodwill	14,532,917	—		14,532,917
Intangible assets, net	1,382,515	(188,100	)(c)	1,194,415
Other assets	394,420	—		394,420
Net assets of discontinued operations	—	539,390	(d)	539,390

Total assets	$23,878,670	$51,900		$23,930,570

Current liabilities:
Revolving lines of credit	$4,056,383	$—		$4,056,383
Accounts payable and accrued expenses	3,440,033	(10,362	)(d)	3,429,671
Due to iVOW	700,693	—		700,693
Accrued employee compensation and benefits	832,835	—		832,835
Current portion of notes payable	1,410,000	—		1,410,000
Notes payable to lender	2,400,000	—		2,400,000
Other current liabilities	733,203	—		733,203
Total current liabilities	13,573,147	(10,362)		13,562,785

Debentures	446,250	—		446,250
Long term bonus payable	925,523	—		925,523
Other long-term liabilities	582,032	—		582,032

Total liabilities	15,526,952	(10,362)		15,516,590

Commitments and contingencies

Stockholders’ equity:
Common stock	2,331	(13	)(b)	2,318
Additional paid-in capital	134,224,855	(62,887	)(b)	134,161,968
Accumulated deficit	(125,875,468)	125,162	(c)	(125,750,306)
Total stockholders’ equity	8,351,718	62,262		8,413,980

Total liabilities and stockholders’ equity	$23,878,670	$51,900		$23,930,570

Crdentia Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Three Months Ended March 31, 2007
	Crdentia	Pro Forma
	Corp.	Adjustments		Pro Forma

Revenue from services	$9,020,437	$(923,108	)(e)	$8,097,329
Direct operating expenses	7,103,505	(718,325	)(e)	6,385,180
Gross profit	1,916,932	(204,783)		1,712,149

Operating expenses:
Selling, general, and administrative expenses	3,007,834	(91,084	)(e)	2,916,750
Gain from sale of assets	—	(125,162	)(c)	(125,162)
Non-cash stock based compensation	3,391,392	—		3,391,392
Total operating expenses	6,399,226	(216,246)		6,182,980

Loss from operations	(4,482,294)	11,463		(4,470,831)

Interest expense, net	(2,106,786)	—		(2,106,786)

Loss before income taxes	(6,589,080)	11,463		(6,577,617)

Income tax expense	—	—		—

Net loss attributable to common stockholders	$(6,589,080)	$11,463		$(6,577,617)

Basic and diluted loss per common share attributable to common stockholders	$(0.38)			$(0.38)

Weighted average number of common shares outstanding	17,365,298	(128,367	)(b)	17,236,931

Crdentia Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Year Ended December 31, 2006
	Crdentia	Pro Forma
	Corp.	Adjustments		Pro Forma

Revenue from services	$40,137,832	$(4,393,337	)(e)	$35,744,495
Direct operating expenses	32,106,292	(3,529,482	)(e)	28,576,810
Gross profit	8,031,540	(863,855)		7,167,685

Operating expenses:
Selling, general, and administrative expenses	12,465,773	(477,286	)(e)	11,988,487
Loss on impairment of goodwill and intangibles	10,123,000	—		10,123,000
Gain from settlement of acquisition claim	(964,618)	—		(964,618)
Gain from sale of assets	—	(125,162	)(c)	(125,162)
Gain on settlement of debt	(2,691,277)	—		(2,691,277)
Non-cash stock based compensation	1,844,383	—		1,844,383
Total operating expenses	20,777,261	(602,448)		20,174,813

Loss from operations	(12,745,721)	(261,407)		(13,007,128)

Interest expense, net	(3,327,208)	—		(3,327,208)

Loss before income taxes	(16,072,929)	(261,407)		(16,334,336)

Income tax expense	—	—		—

Net loss	$(16,072,929)	$(261,407)		$(16,334,336)

Deemed dividend on exchange of preferred stock and warrants for common stock	(45,554,618)	—		(45,554,618)

Net loss attributable to common stockholders	$(61,627,547)	$(261,407)		$(61,888,954)

Basic and diluted loss per common share attributable to common stockholders	$(5.52)			$(5.60)

Weighted average number of common shares outstanding	11,174,099	(128,367	)(b)	11,045,732

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1.  Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the divestiture was completed on March 31, 2007 for consolidated balance sheet purposed as of January 1, 2007 and 2006 for consolidated statements of operations for the three months ended March 31, 2007 and year ended December 31, 2006, respectively, and reflect the following pro forma adjustments:

(a) To reflect the cash portion of the sale consideration of $300,000.

(b) To reflect the stock portion of the sale consideration in which 128,367 shares of the Company’s common stock previously issued to the Purchasers in March 2005 during the acquisition of Health Industry Professionals, LLC were returned and cancelled.  The determination of the fair value of the stock was $62,900 and was based on the closing price of the Company’s stock on June 29, 2007.

(c) To reflect the sale of assets and the gain on the sale of assets.

(d) To reflect the remaining assets and liabilities associated with the Detroit operations as discontinued operations.

(e) To reflect the removal of the Detroit operations for the three months ended March 31, 2007 and the year ended December 31, 2006.